                                                                    EXHIBIT 99.2

                             JOINT FILER INFORMATION

Name:                      Draper Fisher Partners IV, LLC

Address:                   2882 Sand Hill Road, Suite 150
                           Menlo Park, CA 94025

Relationship to Issuer:    10% owner of issuer because of voting power of
                           Timothy C. Draper, John H.N. Fisher and Stephen T.
                           Jurvetson over Draper Fisher Partners IV, LLC.
                           Messrs. Draper, Fisher and Jurvetson are managing
                           members of Draper Fisher Partners IV, LLC, a
                           side-by-side fund of Draper Fisher Associates
                           Fund IV, L.P.

Designated Filer:          Draper Fisher Associates Fund IV, L.P.

Issuer and Ticker Symbol:  Digital Impact, Inc.  (NASDAQ:DIGI)

Date of Event Requiring
Statement:                 January 28, 2005

January 31, 2005                    Draper Fisher Partners IV, LLC
----------------
Date

                                    By: /s/ Timothy C. Draper
                                        ----------------------
                                        Timothy C. Draper
                                        Managing Member

                                    By:  /s/ John H. N. Fisher
                                        ----------------------
                                        John H. N. Fisher
                                        Managing Member

                                    By: /s/ Stephen T. Jurvetson
                                        -------------------------
                                        Stephen T. Jurvetson
                                        Managing Member

The reporting person disclaims  beneficial  ownership of the reported securities except to the extent of its pecuniary interest therein.